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CUSIP No. 758944102                   13G                    Page 10 of 10 Pages

                                                                    EXHIBIT 99.2

                             JOINT FILING AGREEMENT

         The undersigned hereby agree that the statement on Schedule 13G with respect to the Common Shares of Rehabilicare, Inc., dated as of January 11, 2002, is, and any amendments thereto (including amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(c) under the Securities Exchange Act of 1934.


Date:  January 11, 2002                    TMD DISPOSITION COMPANY


                                           By: /s/ JOHN W. MACKENZIE
                                               --------------------------------
                                                   John W. MacKenzie
                                                   Vice President and Secretary


Date:  January 11, 2002                    BEVERLY ENTERPRISES, INC.


                                           By: /s/ PAMELA H. DANIELS
                                               --------------------------------
                                                   Pamela H. Daniels
                                                   Senior Vice President,
                                                   Controller and Chief
                                                   Accounting Officer